Exhibit 99.1

FOR IMMEDIATE RELEASE
Media Contact Information: Karen Kirkwood	Investor Contact Information: Ken Apicerno
Phone: 781-622-1306	Phone: 781-622-1111
E-mail: karen.kirkwood@thermofisher.com	E-mail: ken.apicerno@thermofisher.com
Website: www.thermofisher.com

Thermo Fisher Scientific Reports Record 2007 Fourth Quarter Revenues
and Operating Performance; Provides Guidance for 2008

WALTHAM, Mass. (February 6, 2008) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, reported that revenues increased to a record $2.62 billion in the fourth quarter of 2007 (largely as a result of the November 2006 merger with Fisher Scientific), compared with $1.67 billion in the 2006 quarter. GAAP diluted earnings per share (EPS) were $.54 in 2007, versus $0.08 in the year-ago period. GAAP operating income for the 2007 quarter was $285.0 million, compared with $26.9 million in 2006, and GAAP operating margin was 10.9%, compared with 1.6% a year ago. The 2006 results include significant merger-related charges.

For a better comparison of the company’s operating performance from 2006 to 2007, we are also presenting our 2006 revenues and adjusted operating results (except adjusted EPS) on a pro forma basis, as if Thermo and Fisher had been combined for the entire year. Fourth quarter 2007 revenues grew 12% to $2.62 billion, over pro forma 2006 revenues of $2.35 billion. Currency translation increased revenues by 4%, and acquisitions, net of divestitures, increased revenues by 2%. Adjusted EPS grew 33% to $.76 in the fourth quarter of 2007, versus $.57 in the 2006 quarter. Adjusted operating income for the 2007 quarter increased 27% over pro forma 2006 results, and adjusted operating margin expanded 200 basis points to 17.2%, compared with pro forma adjusted operating margin of 15.2% in the 2006 period.

For the full year, revenues grew 10% to $9.75 billion in 2007, over pro forma 2006 revenues of $8.87 billion. Currency translation increased revenues by 3%, and acquisitions, net of divestitures, increased revenues by 1%. GAAP diluted EPS was $1.72 in 2007, versus $.84 in 2006. GAAP operating income in 2007 was $974.4 million, compared with $242.0 million a year ago, and GAAP operating margin was 10.0% in 2007, compared with 6.4% in 2006. Full-year adjusted EPS grew 39% to $2.65 in 2007, versus $1.91 in 2006. Adjusted operating income for 2007 increased 25% over pro forma 2006 results, and adjusted operating margin expanded 210 basis points to 16.8%, compared with pro forma adjusted operating margin of 14.7% in 2006.

Adjusted EPS, adjusted operating income and adjusted operating margin are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Full-Year Highlights
•	Revenues grew 10% over pro forma 2006
•	Adjusted EPS rose 39%
•	Adjusted operating income increased 25% over pro forma 2006
•	Adjusted operating margin expanded 210 basis points over pro forma 2006
•	Leveraged $240 million of R&D spending to launch range of innovative new products
•	Achieved goal of $75 million in synergies related to Fisher merger
•	Generated more than $1.3 billion of operating cash flow from continuing operations, net of capital expenditures
•	Completed bolt-on acquisitions that added $240 million in annualized revenues
•	Repurchased approximately $900 million of our common stock

“We are very pleased to report a record fourth quarter, continuing the momentum we’ve had all year long and leading to an incredibly successful 2007,” said Marijn E. Dekkers, president and chief executive officer of Thermo Fisher Scientific. “Our adjusted EPS for the year rose 39% on good top line growth, and we achieved excellent operating margin expansion of 210 basis points. This performance is the result of our ongoing commitment to product innovation, world-class commercial execution and our relentless focus on operating excellence.

“Even more exciting, we achieved these strong financial results while successfully integrating a major acquisition. I want to thank our employees around the world for working hard to meet aggressive goals across our businesses. Armed with an unmatched portfolio of offerings, we are well-equipped to meet the needs of our customers in all our major end markets, from life sciences and healthcare to industrial, environmental and safety.”

Mr. Dekkers added, “Looking ahead to 2008, we expect adjusted EPS to be in the range of $3.05 to $3.15. This would lead to adjusted EPS growth of 15 to 19% over our strong performance in 2007. We expect to achieve 2008 revenues of $10.5 to $10.6 billion, resulting in 8 to 9% revenue growth over our 2007 results.” (The 2008 guidance does not include any future acquisitions or divestitures, and is based on present currency exchange rates. In addition, the adjusted EPS estimate excludes amortization expense for acquisition-related intangible assets and certain other items detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”)

Management uses adjusted operating results to monitor and evaluate performance of the company’s business segments. Results in the following segment information are reported on a pro forma adjusted basis for 2006, as if Thermo and Fisher had been combined for the entire year.

Analytical Technologies Segment

Revenues in the Analytical Technologies Segment grew 14% in the fourth quarter of 2007 to $1.17 billion, compared with pro forma 2006 revenues of $1.02 billion. Operating income increased 33% in the fourth quarter of 2007, and operating margin rose to 21.0%, versus pro forma 2006 results of 17.9%.

For the full year, pro forma segment revenues grew 14% to $4.26 billion in 2007, compared with $3.74 billion in 2006. Pro forma adjusted operating income for the segment grew 31% in 2007, and pro forma adjusted operating margin increased to 19.8%, versus 17.2% a year ago.

Laboratory Products and Services Segment

In the Laboratory Products and Services Segment, revenues grew 10% in the fourth quarter of 2007 to $1.55 billion, compared with pro forma 2006 revenues of $1.40 billion. Operating income increased 19% in the fourth quarter of 2007, and operating margin rose to 13.4%, versus pro forma 2006 results of 12.4%.

For the full year, pro forma segment revenues grew 7% to $5.84 billion in 2007, compared with $5.44 billion in 2006. Pro forma adjusted operating income for the segment grew 20% in 2007, and pro forma adjusted operating margin increased to 13.6%, versus 12.2% a year ago.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, adjusted operating income and adjusted operating margin, which exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS also excludes certain other gains and losses, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards, the impact of significant tax audits or events and discontinued operations. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

For example:

We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities in connection with the Fisher merger and our Kendro acquisition. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.

We exclude certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition and professional fees related to the merger with Fisher. We exclude these costs because we do not believe they are indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 20 years. Our adjusted EPS estimate for 2008 excludes approximately $.89 of expense for the amortization of acquisition-related intangible assets for acquisitions completed through the fourth quarter of 2007. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

We also exclude certain gains/losses and related tax effects, benefits from tax credit carryforwards and the impact of significant tax audits or events (such as the one-time effect on deferred tax balances of enacted changes in tax rates), which are either isolated or cannot be expected to occur again with any regularity or predictability and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business or real estate, the early retirement of debt and debt facilities and discontinued operations.

Thermo Fisher’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Thermo Fisher’s results of operations included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables. Thermo Fisher’s earnings guidance, however, is only provided on an adjusted basis. It is not feasible to provide GAAP EPS guidance because the items excluded, other than the amortization expense, are difficult to predict and estimate and are primarily dependent on future events, such as acquisitions and decisions concerning the location and timing of facility consolidations.

Conference Call

Thermo Fisher Scientific will hold its earnings conference call today, February 6, at 9:00 a.m. Eastern time. To listen, dial (866) 804-3546 within the U.S. or (703) 639-1327 outside the U.S., and use conference ID 1177037. You may also listen to the call live on our Website, www.thermofisher.com, by clicking on “Investors.” You will find this press release, including the accompanying reconciliation of non-GAAP financial measures and related information, in that section of our Website under “Quarterly Results.” An audio archive of the call will be available under “Webcasts and Presentations” through Friday, March 7, 2008.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. (NYSE: TMO) is the world leader in serving science, enabling our customers to make the world healthier, cleaner and safer. With annual revenues of $10 billion, we have more than 30,000 employees and serve over 350,000 customers within pharmaceutical and biotech companies, hospitals and clinical diagnostic labs, universities, research institutions and government agencies, as well as environmental and industrial process control settings. Serving customers through two premier brands, Thermo Scientific and Fisher Scientific, we help solve analytical challenges from routine testing to complex research and discovery. Thermo Scientific offers customers a complete range of high-end analytical instruments as well as laboratory equipment, software, services, consumables and reagents to enable integrated laboratory workflow solutions. Fisher Scientific provides a complete portfolio of laboratory equipment, chemicals, supplies and services used in healthcare, scientific research, safety and education. Together, we offer the most convenient purchasing options to customers and continuously advance our technologies to accelerate the pace of scientific discovery, enhance value for customers and fuel growth for shareholders and employees alike. Visit www.thermofisher.com.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2007, under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission (SEC) and available in the “Investors” section of our Website under the heading “SEC Filings.” We also may make forward-looking statements about the benefits of the merger of Thermo Electron and Fisher Scientific, including statements about future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; the need to develop new products and adapt to significant technological change; implementation of strategies for improving internal growth; use and protection of intellectual property; dependence on customers’ capital spending policies and government funding policies; realization of potential future savings from new productivity initiatives; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; the effect of exchange rate fluctuations on international operations; the effect of laws and regulations governing government contracts; the effect of competing with certain of our customers and suppliers; and the effect of rapid changes in the healthcare industry. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

###

Consolidated Statement of Income (a)
	Three Months Ended
	December 31,	% of	December 31,	% of
(In millions except per share amounts)	2007	Revenues	2006	Revenues

Revenues	$2,621.1		$1,668.9
Costs and Operating Expenses (e)(i)(j):
Cost of revenues	1,550.8	59.2%	1,061.5	63.6%
Selling, general and administrative expenses	558.0	21.3%	403.0	24.1%
Amortization of acquisition-related intangible assets	148.2	5.6%	93.2	5.6%
Research and development expenses	61.4	2.3%	52.2	3.1%
Restructuring and other costs, net (d)	17.7	0.7%	32.1	1.9%
	2,336.1	89.1%	1,642.0	98.4%

Operating Income	285.0	10.9%	26.9	1.6%
Interest Income	13.4		6.7
Interest Expense (f)	(36.9)		(26.9)
Other Income (Expense), Net (g)	(3.5)		0.5

Income from Continuing Operations Before Income Taxes	258.0		7.2
Income Tax (Provision) Benefit	(23.7)		17.7

Income from Continuing Operations	234.3		24.9
Income from Discontinued Operations (net of income tax
provision of $0.2 in 2006)	-		0.5
Gain (Loss) on Disposal of Discontinued Operations (net of income
tax provision of $4.5 in 2007; Includes income tax benefit of $0.2 in 2006)	5.5		(0.1)

Net Income	$239.8	9.1%	$25.3	1.5%

Earnings per Share from Continuing Operations:
Basic	$.56		$.08
Diluted	$.53		$.08

Earnings per Share:
Basic	$.57		$.08
Diluted	$.54		$.08

Weighted Average Shares:
Basic	417.5		302.2
Diluted	440.7		318.4

Reconciliation of Adjusted Operating Income and Adjusted Operating Margin
GAAP Operating Income (a)	$285.0	10.9%	$26.9	1.6%
Cost of Revenues Charges (c)	1.2	0.0%	74.4	4.5%
Restructuring and Other Costs, Net (d)	17.7	0.7%	32.1	1.9%
Equity Compensation Acceleration Charges (e)	-	0.0%	36.7	2.2%
Amortization of Acquisition-related Intangible Assets	148.2	5.6%	93.2	5.6%

Adjusted Operating Income (b)	$452.1	17.2%	$263.3	15.8%

Reconciliation of Adjusted Net Income
GAAP Net Income (a)	$239.8	9.1%	$25.3	1.5%
Cost of Revenues Charges (c)	1.2	0.0%	74.4	4.5%
Restructuring and Other Costs, Net (d)	17.7	0.7%	32.1	1.9%
Equity Compensation Acceleration Charges (e)	-	0.0%	36.7	2.2%
Amortization of Acquisition-related Intangible Assets	148.2	5.6%	93.2	5.6%
Amortization of Acquisition-related Intangible Assets – Equity Investments	0.9	0.0%	-	0.0%
Loss on Extinguishment of Debt Facilities (f)	-	0.0%	0.9	0.0%
Other Income (Expense), Net (g)	4.5	0.2%	-	0.0%
Provision for Income Taxes (h)	(73.3)	-2.7%	(80.6)	-4.8%
Discontinued Operations, Net of Tax	(5.5)	-0.2%	(0.4)	0.0%

Adjusted Net Income (b)	$333.5	12.7%	$181.6	10.9%

Reconciliation of Adjusted Earnings per Share
GAAP EPS (a)	$0.54		$0.08
Cost of Revenues Charges, Net of Tax (c)	-		0.14
Restructuring and Other Costs, Net of Tax (d)	0.02		0.08
Equity Compensation Acceleration Charges, Net of Tax (e)	-		0.08
Amortization of Acquisition-related Intangible Assets, Net of Tax	0.21		0.19
Amortization of Acquisition-related Intangible Assets, Net of Tax – Equity Investments	-		-
Loss on Extinguishment of Debt Facilities, Net of Tax (f)	-		-
Other Income (Expense), Net of Tax (g)	0.02		-
Provision for Income Taxes (h)	(0.02)		-
Discontinued Operations, Net of Tax	(0.01)		-

Adjusted EPS (b)	$0.76		$0.57

Segment Data	Three Months Ended
	December 31,	% of	December 31,	% of
(In millions except percentage amounts)	2007	Revenues	2006	Revenues

Revenues
Analytical Technologies	$1,167.1	44.5%	$849.0	50.9%
Laboratory Products and Services	1,545.5	59.0%	860.8	51.6%
Eliminations	(91.5)	-3.5%	(40.9)	-2.5%

Consolidated Revenues	$2,621.1	100.0%	$1,668.9	100.0%

Operating Income and Operating Margin
Analytical Technologies	$245.1	21.0%	$153.8	18.1%
Laboratory Products and Services	207.0	13.4%	109.5	12.7%

Subtotal Reportable Segments	452.1	17.2%	263.3	15.8%

Cost of Revenues Charges (c)	(1.2)	0.0%	(74.4)	-4.5%
Restructuring and Other Costs, Net (d)	(17.7)	-0.7%	(32.1)	-1.9%
Equity Compensation Acceleration Charges (e)	-	0.0%	(36.7)	-2.2%
Amortization of Acquisition-related Intangible Assets	(148.2)	-5.6%	(93.2)	-5.6%

GAAP Operating Income (a)	$285.0	10.9%	$26.9	1.6%

Pro Forma Data (unaudited) (k)			Three Months Ended
			December 31,	% of
(In millions except percentage amounts)			2006	Revenues

Pro Forma Revenues (k)
Analytical Technologies			$1,023.6	43.6%
Laboratory Products and Services			1,401.7	59.7%
Eliminations			(77.5)	-3.3%

Pro Forma Combined Revenues			2,347.8	100.0%

Pre-merger Fisher Scientific Results, Net of Eliminations			(678.9)

GAAP Consolidated Revenues (a)			$1,668.9

Pro Forma Operating Income and Operating Margin (k)
Analytical Technologies			$183.6	17.9%
Laboratory Products and Services			173.6	12.4%
Other/Eliminations			(0.1)

Pro Forma Adjusted Combined Operating Income (b)			357.1	15.2%

Pre-merger Fisher Scientific Results Included Above			(93.8)

Adjusted Operating Income (b)			263.3	15.8%

Cost of Revenues Charges (c)			(74.4)	-4.5%
Restructuring and Other Costs, Net (d)			(32.1)	-1.9%
Equity Compensation Acceleration Charges (e)			(36.7)	-2.2%
Amortization of Acquisition-related Intangible Assets			(93.2)	-5.6%

GAAP Operating Income (a)			$26.9	1.6%

(a)	"GAAP" (reported) results were determined in accordance with U.S. generally accepted accounting principles (GAAP).
(b)	Adjusted results are non-GAAP measures and exclude certain charges to cost of revenues (see note (c) for details); amortization of acquisition-related intangible assets; restructuring and other costs, net (see note (d) for details); charges for the acceleration of equity-based compensation expense in 2006 due to a change in control (see note (e) for details); costs associated with the early termination of debt/credit facilities (see note (f) for details); certain other gains or losses that are either isolated or cannot be expected to occur again with any regularity or predictability (see note (g) for details); the tax consequences of the preceding items and other tax events (see note (h) for details); and results of discontinued operations.
(c)	Reported results in include $1.2 primarily for charges for the sale of inventories revalued at the date of acquisition. Reported results in 2006 include $74.1 of charges for the sale of inventories revalued at the date of acquisition and $0.3 of accelerated depreciation on manufacturing assets abandoned due to facility consolidations.
(d)	Reported results in 2007 and 2006 include restructuring and other costs, net, consisting principally of severance, abandoned facility and other expenses of real estate consolidation, net of net gains in 2006 on the sale of product lines and abandoned facilities. Reported results in 2006 also include $15.2 of charges for in-process research and development associated with the Fisher merger.
(e)	Reported results in 2006 include a charge for the acceleration of equity-based compensation expense due to a change in control.
(f)	Reported results in 2006 include $0.9 of cost associated with the early termination of debt/credit facilities in interest expense.
(g)	Reported results in 2007 included an $8.9 loss from an other than temporary decline in the fair market value of an available-for-sale investment and a $4.5 currency transaction gain associated with an intercompany financing transaction.
(h)	Reported provision for income taxes includes i) $62.2 and $80.6 of incremental tax benefit in 2007 and 2006, respectively, for the pre-tax reconciling items between GAAP and adjusted netincome; and ii) in 2007, $11.1 of incremental tax benefit from adjusting the company's deferred tax balances as a result of newly enacted tax rates, primarily in Canada.
(i)	Consolidated depreciation expense in 2007 and 2006 is $48.6 and $31.3, respectively.
(j)	Consolidated equity compensation expense included in both reported and adjusted results is $11.8 and $12.5 in 2007 and 2006, respectively, aside from the 2006 charge discussed in note (e).
(k)	Pro forma results combine the results of the company with the pre-merger results of Fisher Scientific International Inc. Equity compensation expense of $17.5 is included in the pro forma 2006 results.
Note: Consolidated net capital expenditures in Q4 2007 totaled $53.0.

Consolidated Statement of Income (a)
	Twelve Months Ended
	December 31,	% of	December 31,	% of
(In millions except per share amounts)	2007	Revenues	2006	Revenues

Revenues	$9,746.4		$3,791.6
Costs and Operating Expenses (e)(i)(j):
Cost of revenues	5,820.3	59.7%	2,210.2	58.3%
Selling, general and administrative expenses	2,099.7	21.5%	952.7	25.1%
Amortization of acquisition-related intangible assets	571.1	5.9%	170.8	4.5%
Research and development expenses	238.7	2.4%	170.2	4.5%
Restructuring and other costs, net (d)	42.2	0.4%	45.7	1.2%
	8,772.0	90.0%	3,549.6	93.6%

Operating Income	974.4	10.0%	242.0	6.4%
Interest Income	46.5		16.4
Interest Expense (f)	(139.8)		(51.9)
Other Income, Net (g)	0.2		2.9

Income from Continuing Operations Before Income Taxes	881.3		209.4
Provision for Income Taxes	(101.7)		(43.1)

Income from Continuing Operations	779.6		166.3
Income from Discontinued Operations (net of income tax
provision of $0.2 in 2006)	-		0.5
(Loss) Gain on Disposal of Discontinued Operations (Includes
income tax provision of $6.4 and $1.1)	(18.5)		2.1

Net Income	$761.1	7.8%	$168.9	4.5%

Earnings per Share from Continuing Operations:
Basic	$1.85		$.85
Diluted	$1.76		$.82

Earnings per Share:
Basic	$1.81		$.86
Diluted	$1.72		$.84

Weighted Average Shares:
Basic	421.5		196.1
Diluted	443.7		203.7

Reconciliation of Adjusted Operating Income and Adjusted Operating Margin
GAAP Operating Income (a)	$974.4	10.0%	$242.0	6.4%
Cost of Revenues Charges (c)	49.2	0.5%	77.7	2.0%
Restructuring and Other Costs, Net (d)	42.2	0.4%	45.7	1.2%
Equity Compensation Acceleration Charges (e)	-	0.0%	36.7	1.0%
Amortization of Acquisition-related Intangible Assets	571.1	5.9%	170.8	4.5%

Adjusted Operating Income (b)	$1,636.9	16.8%	$572.9	15.1%

Reconciliation of Adjusted Net Income
GAAP Net Income (a)	$761.1	7.8%	$168.9	4.5%
Cost of Revenues Charges (c)	49.2	0.5%	77.7	2.0%
Restructuring and Other Costs, Net (d)	42.2	0.4%	45.7	1.2%
Equity Compensation Acceleration Charges (e)	-	0.0%	36.7	1.0%
Amortization of Acquisition-related Intangible Assets	571.1	5.9%	170.8	4.5%
Amortization of Acquisition-related Intangible Assets – Equity Investments	1.5	0.0%	-	0.0%
Loss on Extinguishment of Debt Facilities (f)	-	0.0%	0.9	0.0%
Other Income, Net (g)	4.5	0.1%	-	0.0%
Provision for Income Taxes (h)	(270.7)	-2.8%	(110.5)	-2.9%
Discontinued Operations, Net of Tax	18.5	0.2%	(2.6)	-0.1%

Adjusted Net Income (b)	$1,177.4	12.1%	$387.6	10.2%

Reconciliation of Adjusted Earnings per Share
GAAP EPS (a)	$1.72		$0.84
Cost of Revenues Charges, Net of Tax (c)	0.07		0.23
Restructuring and Other Costs, Net of Tax (d)	0.06		0.18
Equity Compensation Acceleration Charge, Net of Tax (e)	-		0.12
Amortization of Acquisition-related Intangible Assets, Net of Tax	0.82		0.54
Amortization of Acquisition-related Intangible Assets, Net of Tax – Equity Investments	-		-
Loss on Extinguishment of Debt Facilities (f)	-		0.01
Other Income, Net of Tax (g)	0.01		-
Provision for Income Taxes (h)	(0.07)		-
Discontinued Operations, Net of Tax	0.04		(0.01)

Adjusted EPS (b)	$2.65		$1.91

Segment Data	Twelve Months Ended
	December 31,	% of	December 31,	% of
(In millions except percentage amounts)	2007	Revenues	2006	Revenues

Revenues
Analytical Technologies	$4,256.0	43.7%	$2,425.8	64.0%
Laboratory Products and Services	5,842.2	59.9%	1,406.6	37.1%
Eliminations	(351.8)	-3.6%	(40.8)	-1.1%

Consolidated Revenues	$9,746.4	100.0%	$3,791.6	100.0%

Operating Income and Operating Margin
Analytical Technologies	$843.1	19.8%	$383.7	15.8%
Laboratory Products and Services	793.8	13.6%	189.2	13.5%

Subtotal Reportable Segments	1,636.9	16.8%	572.9	15.1%

Cost of Revenues Charges (c)	(49.2)	-0.5%	(77.7)	-2.0%
Restructuring and Other Costs, Net (d)	(42.2)	-0.4%	(45.7)	-1.2%
Equity Compensation Acceleration Charge (e)	-	0.0%	(36.7)	-1.0%
Amortization of Acquisition-related Intangible Assets	(571.1)	-5.9%	(170.8)	-4.5%

GAAP Operating Income (a)	$974.4	10.0%	$242.0	6.4%

Pro Forma Data (unaudited) (k)			Twelve Months Ended
			December 31,	% of
(In millions except percentage amounts)			2006	Revenues

Pro Forma Revenues (k)
Analytical Technologies			$3,742.5	42.2%
Laboratory Products and Services			5,437.6	61.3%
Eliminations			(309.7)	-3.5%

Pro Forma Combined Revenues			8,870.4	100.0%

Pre-merger Fisher Scientific Results, Net of Eliminations			(5,078.8)

GAAP Consolidated Revenues (a)			$3,791.6

Pro Forma Operating Income and Operating Margin (k)
Analytical Technologies			$645.0	17.2%
Laboratory Products and Services			662.5	12.2%
Other/Eliminations			(1.1)

Pro Forma Adjusted Combined Operating Income (b)			1,306.4	14.7%

Pre-merger Fisher Scientific Results Included Above			(733.5)

Adjusted Operating Income (b)			572.9	15.1%

Cost of Revenues Charges (c)			(77.7)	-2.0%
Restructuring and Other Costs, Net (d)			(45.7)	-1.2%
Equity Compensation Acceleration Charge, Net of Tax (e)			(36.7)	-1.0%
Amortization of Acquisition-related Intangible Assets			(170.8)	-4.5%

GAAP Operating Income (a)			$242.0	6.4%

(a)	"GAAP" (reported) results were determined in accordance with U.S. generally accepted accounting principles (GAAP).
(b)	Adjusted results are non-GAAP measures and exclude certain charges to cost of revenues (see note (c) for details); amortization of acquisition-related intangible assets; restructuring and other costs, net (see note (d) for details); charges for the acceleration of equity-based compensation expense in 2006 due to a change in control (see note (e) for details); costs associated with the early termination of debt/credit facilities (see note (f) for details); certain other gains or losses that are either isolated or cannot be expected to occur again with any regularity or predictability (see note (g) for details); the tax consequences of the preceding items and other tax events (see note (h) for details); and results of discontinued operations.
(c)	Reported results in 2007 include $49.2 primarily for charges for the sale of inventories revalued at the date of acquisition. Reported results in 2006 include $74.8 of charges for the sale of inventories revalued at the date of acquisition and $2.9 of accelerated depreciation on manufacturing assets abandoned due to facility consolidations.
(d)
Reported results in 2007 and 2006 include restructuring and other costs, net, consisting principally of severance, abandoned facility and other expenses of real estate consolidation and, in 2007, loss on sale of business, net of net gains in 2006 on the sale of product lines and abandoned facilities.  Reported results in 2006 also include $15.2 of charges for in-process research and development associated with the Fisher merger.

(e)	Reported results in 2006 include a charge for the acceleration of equity-based compensation expense due to a change in control.
(f)	Reported results in 2006 include $0.9 of cost associated with the early termination of debt/credit facilities in interest expense.
(g)	Reported results in 2007 included an $8.9 loss from an other than temporary decline in the fair market value of an available-for-sale investment and a $4.5 currency transaction gain associated with an intercompany financing transaction.
(h)	Reported provision for income taxes includes i) $238.8 and $111.7 of incremental tax benefit in 2007 and 2006, respectively, for the pre-tax reconciling items between GAAP and adjusted net income; ii) in 2007, $31.9 of incremental tax benefit from adjusting the company's deferred tax balances as a result of newly enacted tax rates, in the United Kingdom, Denmark, Germany and Canada; and iii) in 2006, $1.2 of incremental tax provision for the estimated effect of tax audits of prior years in a non-U.S. country.
(i)	Consolidated depreciation expense in 2007 and 2006 is $185.7 and $69.9, respectively.
(j)	Consolidated equity compensation expense included in both reported and adjusted results is $51.1 and $32.6 in 2007 and 2006, respectively, aside from the 2006 charge discussed in note (e).
(k)	Pro forma results combine the results of the company with the pre-merger results of Fisher Scientific International Inc. Equity compensation expense of $74.7 is included in the pro forma 2006 results.
Note: Consolidated net capital expenditures in 2007 totaled $156.3.

Condensed Consolidated Balance Sheet

(In millions)	Dec. 31, 2007	Dec. 31, 2006

Assets
Current Assets:
Cash and cash equivalents	$636.2	$667.4
Short-term investments	14.1	23.8
Accounts receivable, net	1,450.0	1,392.7
Inventories	1,169.9	1,164.5
Other current assets	408.9	411.1

Total current assets	3,679.1	3,659.5

Property, Plant and Equipment, Net	1,267.4	1,256.7

Acquisition-related Intangible Assets	7,157.8	7,511.6

Other Assets	383.8	309.4

Goodwill	8,713.2	8,525.0

Total Assets	$21,201.3	$21,262.2

Liabilities and Shareholders' Equity
Current Liabilities:
Short-term obligations and current maturities of long-term obligations	$149.3	$483.3
Other current liabilities	1,756.1	1,669.0

Total current liabilities	1,905.4	2,152.3

Other Long-term Liabilities	2,761.7	3,017.4

Long-term Obligations	2,045.9	2,180.7

Total Shareholders' Equity	14,488.3	13,911.8

Total Liabilities and Shareholders' Equity	$21,201.3	$21,262.2